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                             PATRUSKY, MINTZ & SEMEL
                          CERTIFIED PUBLIC ACCOUNTANTS
                               22 CORTLANDT STREET
                              NEW YORK, N.Y. 10007

                                                              (212) 732-2600
                                                               TELEX 6971510
                                                          TELEFAX (212) 374-1967


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Schedule 13E-3 Transaction Statement of Uniflex, Inc., of our report dated March 5, 1999.


/s/ Patrusky, Mintz & Semel
---------------------------
Patrusky, Mintz & Semel

June 30, 1999